Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2024, relating to the consolidated financial statements of Unitil Corporation and subsidiaries and the effectiveness of Unitil Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Unitil Corporation for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, MA

January 21, 2025